Exhibit 99.7

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Defined terms included below shall have the same meaning as terms defined and included within the proxy statement/prospectus (File No. 333-258157), dated November 3, 2021 (the “Proxy Statement/Prospectus”).

On December 7, 2021 (the “Closing Date”), Crescent Energy Company (formerly known as IE PubCo Inc., “Crescent” or the “Company”), Contango, Independence, OpCo and certain entities formed by the Company (C Merger Sub and L Merger Sub) completed the transactions contemplated by the Transaction Agreement dated June 7, 2021 pursuant to which, (1) OpCo was recapitalized such that after giving effect to such recapitalization, all of the equity interest in OpCo consisting of 127,536,463 OpCo Units (the “OpCo Recapitalization”), Independence distributed all of the OpCo Units held by it, and all of the shares of Crescent Class B Common Stock held by it to the members of Independence in accordance with its organizational documents (the “Distribution”), and immediately following the Distribution, Independence merged with and into OpCo with OpCo surviving (the “Independence Merger”), (2) immediately following the Independence Merger, C Merger Sub merged with and into Contango, with Contango surviving the merger as a direct wholly owned corporate subsidiary of the Company (the “Contango Merger”), (3) as a result of the Contango Merger, each outstanding share of Contango Common Stock was converted into the right to receive a number of shares of Crescent Class A Common Stock equal to the Exchange Ratio, (4) immediately following the Contango Merger, Contango merged with and into L Merger Sub, with L Merger Sub surviving the merger as a direct wholly owned limited liability company subsidiary of the Company (the “LLC Merger”), (5) immediately following the LLC Merger, the Company contributed 100% of the equity interests in L Merger Sub to OpCo in exchange for certain Opco Units (the “Contribution”), and (6) immediately following the Contribution, OpCo contributed L Merger Sub to Energy Finance. Each of these transactions contemplated by the Transaction Agreement and completed on the Closing Date is collectively referred to hereafter as the “Transactions.” Subject to the terms and conditions within the Transaction Agreement, holders of eligible shares of Contango Common Stock received 0.20 shares of Crescent Class A common stock in exchange for each share of Contango Common Stock held.

The following unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) have been prepared from the respective historical consolidated financial statements of Contango and Independence, adjusted to give effect to the Transactions. Additionally, the pro forma financial statements include adjustments associated with the Independence Transactions, which were completed by Independence prior to the Closing Date. Further, Contango completed the Mid-Con Acquisition and the Grizzly Acquisition (collectively, the “Contango Transactions”) during the periods presented.

The unaudited pro forma condensed combined statements of operations (the “pro forma statements of operations”) for the nine months ended September 30, 2021 and for the year ended December 31, 2020 give effect to each of the Transactions, the Independence Transactions, and the Contango Transactions (collectively, the “Pro Forma Transactions”) as if they had been consummated on January 1, 2020. The unaudited pro forma condensed combined balance sheet (the “pro forma balance sheet”) gives effect to the Pro Forma Transactions as if they had occurred on September 30, 2021. The pro forma balance sheet as of September 30, 2021 reflects no impact from the Independence Transactions and the Contango Transactions, as they are already reflected in the historical balance sheets of Independence and Contango, respectively. Additionally, the pro forma statement of operations for the nine months ended September 30, 2021 reflects no impact from the Titan Acquisition as it is already reflected in the historical statement of operations of Independence. The pro forma financial statements contain certain reclassification adjustments to conform the historical Contango financial statement presentation to Independence’s financial statement presentation.

The following pro forma financial statements are based on, and should be read in conjunction with:

•

the historical audited combined and consolidated financial statements of Independence for the year ended December 31, 2020 and the unaudited condensed combined and consolidated financial statements of Independence as of and for the nine months ended September 30, 2021, and the related notes thereto, attached as Exhibits 99.1 and 99.2 hereto;

•

the historical audited consolidated financial statements of Contango for the year ended December 31, 2020 and the unaudited consolidated financial statements of Contango as of and for the nine months ended September 30, 2021, and the related notes thereto, attached as Exhibits 99.3 and 99.4 hereto;

•

the historical audited consolidated financial statements of Liberty for the year ended December 31, 2019 and the unaudited consolidated financial statements of Liberty as of and for the six months ended June 30, 2020, and the related notes thereto, attached as Exhibits 99.5 and 99.6 hereto;

•	the “Management’s discussion and analysis of financial condition and results of operations” included in the Proxy Statement/Prospectus; and

•	the “Risk factors” and other cautionary statements included within the Proxy Statement/Prospectus.

The accompanying pro forma financial statements were derived by making certain transaction adjustments to the historical financial statements noted above. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual impact of the Pro Forma Transactions may differ from the adjustments made to the pro forma financial statements. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects for the periods presented as if the Pro Forma Transactions had been consummated earlier, and that all adjustments necessary to present fairly the pro forma financial statements have been made.

As of the date of this current report on Form 8-K/A, the Company has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the assets to be acquired and the liabilities to be assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform Contango’s accounting policies to the Company’s accounting policies. A final determination of the fair value of Contango’s assets and liabilities will be based on the actual assets and liabilities of Contango that existed as of the Closing Date and will be finalized before the end of the measurement period.

In addition, the value of the consideration to be paid by the Company upon the consummation of the Transactions was determined based on the closing price of Contango’s common stock on the Closing Date. The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma financial statements presented below. The Company estimated the fair value of Contango’s assets and liabilities based on discussions with Contango’s management, preliminary valuation studies, due diligence, and information presented in Contango’s SEC filings. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the pro forma balance sheet and/or pro forma statements of operations. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.

The pro forma financial statements and related notes are presented for illustrative purposes only and should not be relied upon as an indication of the financial condition or the operating results that the Company would have achieved if the Transaction Agreement had been entered into and the Pro Forma Transactions had taken place on the assumed dates. The pro forma financial statements do not reflect future events that may occur after the consummation of the Transactions, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that the Company may achieve with respect to the combined operations. As a result, future results may vary significantly from the results reflected in the pro forma financial statements and should not be relied on as an indication of the future results of the Company.

Unaudited pro forma condensed combined balance sheet

as of September 30, 2021

(in thousands, except share data)

	Independence (Historical)	Contango (Historical)	Reclassifications		Transaction Adjustments		Pro Forma Combined
CURRENT ASSETS:
Cash and cash equivalents	$63,541	$3,084	$—		$—		$66,625
Accounts receivable, net	172,446	101,271	—		—		273,717
Accounts receivable - affiliates	5,423	—	—		—		5,423
Drilling advances	6,212	—	—		—		6,212
Prepaid expenses	—	6,801	(6,801	) (a)	—		—
Inventory	—	571	(571	) (a)	—		—
Prepaid and other assets	7,683	—	7,372	(a)	—		15,055

Total current assets	255,305	111,727	—		—		367,032
PROPERTY, PLANT AND EQUIPMENT:
Oil and natural gas properties, successful efforts method of accounting:
Proved properties	4,876,998	1,610,533	—		(510,526	) (b)	5,977,005
Unproved properties	312,784	14,146	—		(13,671	) (b)	313,259
Other property & equipment	135,383	2,855	—		(1,270	) (b)	136,968
Accumulated depreciation, depletion, amortization and impairment	(1,863,981)	(1,183,606)	—		1,183,606	(b)	(1,863,981)

Total property, plant and equipment, net	3,461,184	443,928	—		658,139		4,563,251
OTHER NON-CURRENT ASSETS:
Investments in affiliates	—	4,896	—		—		4,896
Goodwill	—	—	—		106,523	(c)	106,523
Right-of-use lease assets	—	7,137	—		(3,464	) (d)	3,673
Debt issuance costs	—	3,582	(3,582	) (a)	—		—
Deposits	—	1,813	(1,813	) (a)	—		—
Other assets	21,339	—	5,395	(a)	(3,582	) (e)	23,152

Total other non-current assets	21,339	17,428	—		99,477		138,244

TOTAL ASSETS	$3,737,828	$573,083	$—		$757,616		$5,068,527

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$160,265	$173,608	$—		$25,392	(f)	$359,265
Accounts payable – affiliates	3,942	—	—		—		3,942
Current derivative liability	345,553	71,702	—		—		417,255
Current asset retirement obligations	—	5,193	—		—		5,193
Other current liabilities	3,726	—	—		—		3,726

Total current liabilities	513,486	250,503	—		25,392		789,381
NON-CURRENT LIABILITIES:
Long-term debt	765,531	118,000	—		—	(e)	883,531
Long-term derivative liability	145,601	22,467	—		—		168,068
Asset retirement obligations	106,489	126,076	—		—		232,565
Lease liabilities	—	3,673	—		—	(d)	3,673
Deferred tax liabilities	—	—	—		145,812	(g)	145,812
Other liabilities	27,798	—	—		—		27,798

Total non-current liabilities	1,045,419	270,216	—		145,812		1,461,447

TOTAL LIABILITIES	1,558,905	520,719	—		171,204		2,250,828

COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	—	—		2,204,773	(i)	2,204,773
SHAREHOLDERS’ EQUITY:
Members’ equity	2,165,256	—	—		(9,269	) (f)	—
					(2,155,987	) (h)
Contango common stock, $0.04 par value, 400,000,000 shares authorized, 201,435,797 shares issued and 201,175,841 shares outstanding at September 30, 2021	—	8,045	—		(8,045	) (h)	—
Crescent Class A common stock, $0.0001 par value, 1,000,000,000 shares authorized and 43,099,100 shares issued and outstanding at September 30, 2021 on a pro forma basis	—	—	—		4	(i)	4
Crescent Class B common stock, $0.0001 par value, 500,000,000 shares authorized and 127,536,463 shares issued and outstanding at September 30, 2021 on a pro forma basis	—	—	—		13	(i)	13

	Independence (Historical)	Contango (Historical)	Reclassifications	Transaction Adjustments			Pro Forma Combined
Crescent preferred stock, $0.0001 par value, 500,000,000 shares authorized and 1,000 Series I preferred shares issued and outstanding at September 30, 2021 on a pro forma basis	—	—	—	—	(i	)	—
Additional paid-in capital	—	623,796	—	(6,571)	(g	)	638,521
				(623,796)	(h	)
				605,813	(i	)
				39,279	(j	)
Treasury shares at cost (259,956 shares at September 30, 2021)	—	(1,024)	—	1,024	(h	)	—
Accumulated deficit	—	(578,453)	—	(16,123)	(f	)	(39,279)
				594,576	(h	)
				(39,279)	(j	)
Noncontrolling interests	13,667	—	—	—			13,667

Total shareholders’ equity	2,178,923	52,364	—	(1,618,361)			612,926

TOTAL LIABILITIES, REEDEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY	$3,737,828	$573,083	$—	$757,616			$5,068,527

Unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021

(in thousands, except per share data)

	Independence (Historical)	Independence Transaction Adjustments		Independence As Adjusted	Contango (Historical)	Contango Transaction Adjustments		Contango As Adjusted	Reclassifi cations		Transaction Adjustments		Pro Forma Combined
REVENUES:
Oil and condensate sales	$627,817	$(7,564	) (aa)	$620,253	$149,246	$6,957	(ee)	$156,203	$—		$—		$776,456
Natural gas sales	230,271	(2,292	) (aa)	227,979	55,556	712	(ee)	56,268	—		—		284,247
Natural gas liquids sales	121,613	(1,200	) (aa)	120,413	35,735	743	(ee)	36,478	—		—		156,891
Midstream and other	34,017	(538	) (aa)	33,479	—	42	(ee)	42	2,980	(ff)	—		36,501
Other operating revenues	—	—		—	2,980	—		2,980	(2,980	) (ff)	—		—

Total revenues	1,013,718	(11,594)		1,002,124	243,517	8,454		251,971	—		—		1,254,095
EXPENSES:
Operating expense	424,427	(5,827	) (aa)	418,600	108,901	3,234	(ee)	112,135	—		—		530,735
Depreciation, depletion and amortization	233,122	(3,478	) (aa)	229,644	30,391	1,413	(ee)	31,804	—		38,838	(gg)	300,285
Impairment and abandonment of oil and natural gas properties	—	—		—	712	—		712	—		—		712
Exploration expense	833	(3	) (aa)	830	458	—		458	—		—		1,288
Midstream operating expense	8,848	(132	) (aa)	8,716	—	—		—	—		—		8,716
General and administrative expense	33,775	(195	) (aa)	33,580	39,441	96	(ee)	39,537	—		10,097	(hh)	95,486
											12,272	(ii)
(Gain) loss on sale of assets	(9,418)	—		(9,418)	—	—		—	(461	) (ff)	—		(9,879)

Total expenses	691,587	(9,635)		681,952	179,903	4,743		184,646	(461)		61,207		927,343

OTHER INCOME (EXPENSE):
Interest expense	(37,810)	377	(aa)	(43,521)	(4,156)	(327	) (ee)	(4,483)	—		734	(ll)	(47,270)
		(6,088	) (bb)
(loss) on derivatives	(885,032)	—		(885,032)	(117,951)	(1,597	) (ee)	(119,548)	—		—		(1,004,580)
Gain from investment in affiliates, net of income taxes	—	—		—	(1,897)	—		(1,897)	—		—		(1,897)
Gain from sale of assets	—	—		—	461	—		461	(461	) (ff)	—		—
Gain on extinguishment of debt	—	—		—	3,369	—		3,369	—		—		3,369
Other income (expense)	(54)	(5	) (aa)	(59)	3,714	—		3,714	—		—		3,655

Total other income (expense)	(922,896)	(5,716)		(928,612)	(116,460)	(1,924)		(118,384)	(461)		734		(1,046,723)

NET LOSS BEFORE INCOME TAXES	(600,765)	(7,675)		(608,440)	(52,846)	1,787		(51,059)	—		(60,473)		(719,971)

Income tax benefit (provision)	(407)	1	(aa)	(406)	711	—		711	—		41,554	(mm)	41,859

NET LOSS	(601,172)	(7,674)		(608,846)	(52,135)	1,787		(50,348)	—		(18,919)		(678,112)

Less: Net (income) loss attributable to noncontrolling interests	15,368	(8,716	) (aa)	4,016	—	—		—	—		527,345	(nn)	531,361
		(2,636	) (cc)

NET LOSS ATTRIBUTABLE TO COMPANY	$(585,804)	$(19,026)		$(604,830)	$(52,135)	$1,787		$(50,348)	$—		$508,426		$(146,751)

NET LOSS PER SHARE/UNIT:
Class A - basic and diluted	$(477.51)												$(3.40	) (oo)
Class B - basic and diluted	$—												$—	(oo)
Contango common stock - basic and diluted					$(0.26)
WEIGHTED AVERAGE COMMON SHARES/UNITS OUTSTANDING:
Class A - basic and diluted	1,227												43,099	(oo)
Class B - basic and diluted	—												127,536	(oo)
Contango common stock - basic and diluted					196,867

Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020

(in thousands, except for per share data)

	Independence (Historical)	Independence Transaction Adjustments		Independence As Adjusted	Contango (Historical)	Contango Transaction Adjustments		Contango As Adjusted	Reclassifi cations		Transaction Adjustments		Pro Forma Combined
REVENUES:
Oil and condensate sales	$491,780	$(16,737	) (aa)	$529,420	$62,461	$80,729	(ee)	$143,190	$—		$—		$672,610
		54,377	(dd)
Natural gas sales	149,317	(5,171	) (aa)	172,242	31,381	4,665	(ee)	36,046	—		—		208,288
		28,096	(dd)
Natural gas liquids sales	69,902	(2,321	) (aa)	81,430	17,078	5,380	(ee)	22,458	—		—		103,888
		13,849	(dd)
Midstream and other	43,222	(1,542	) (aa)	49,057	—	(1,252	) (ee)	(1,252)	2,000	(ff)	—		49,805
		7,377	(dd)
Other operating revenues	—	—		—	2,000	—		2,000	(2,000	) (ff)	—		—

Total revenues	754,221	77,928		832,149	112,920	89,522		202,442	—		—		1,034,591
EXPENSES:
Operating expense	481,834	(17,088	) (aa)	529,500	72,847	69,278	(ee)	142,125	—		—		671,625
		64,754	(dd)
Depreciation, depletion and amortization	372,300	(12,952	) (aa)	466,479	30,032	26,984	(ee)	57,016	—		33,149	(gg)	556,644
		107,131	(dd)
Impairment and abandonment of oil and natural gas properties	247,215	(8,945	) (aa)	469,476	168,802	19,647	(ee)	188,449	—		—		657,925
		231,206	(dd)
Exploration expense	486	(14	) (aa)	1,148	11,594	4,290	(ee)	15,884	—		—		17,032
		676	(dd)
Midstream operating expense	9,472	(380	) (aa)	9,092	—	—		—	—		—		9,092
General and administrative expense	16,542	(40	) (aa)	17,033	24,940	8,620	(ee)	33,560	—		13,463	(hh)	145,089
		531	(dd)								16,362	(ii)
											39,279	(jj)
											25,392	(kk)
(Gain) loss on sale of assets	—	652	(dd)	652	—	—		—	(4,501	) (ff)	—		(3,849)

Total expenses	1,127,849	365,531		1,493,380	308,215	128,819		437,034	(4,501)		127,645		2,053,558

OTHER INCOME (EXPENSE):
Interest expense	(38,107)	1,493	(aa)	(53,750)	(5,022)	(5,137	) (ee)	(10,159)	—		562	(ll)	(63,347)
		(17,136	) (bb)
Gain (loss) on derivatives	195,284	—		195,284	27,585	16,036	(ee)	43,621	—		—		238,905
Gain from investment in affiliates, net of income taxes	—	—		—	27	—		27	—		—		27
Gain from sale of assets	—	—		—	4,501	—		4,501	(4,501	) (ff)	—		—
Other income (expense)	341	(16	) (aa)	(1,802)	3,609	(38	) (ee)	3,571	—		—		1,769
		(2,127	) (dd)

Total other income (expense)	157,518	(17,786)		139,732	30,700	10,861		41,561	(4,501)		562		177,354

NET LOSS BEFORE INCOME TAXES	(216,110)	(305,389)		(521,499)	(164,595)	(28,436)		(193,031)	—		(127,083)		(841,613)
Income tax benefit (provision)	(14)	1	(aa)	(35)	(747)	—		(747)	—		42,965	(mm)	42,183
		(22	) (dd)

NET LOSS	(216,124)	(305,410)		(521,534)	(165,342)	(28,436)		(193,778)	—		(84,118)		(799,430)
Less: Net (income) loss attributable to noncontrolling interests	97,475	(7,495	) (aa)	207	—	—		—	—		619,406	(nn)	619,613
		(89,773	) (cc)

NET LOSS ATTRIBUTABLE TO COMPANY	$(118,649)	$(402,678)		$(521,327)	$(165,342)	$(28,436)		$(193,778)	$—		$535,288		$(179,817)

NET LOSS PER SHARE/UNIT:
Class A - basic and diluted	$(153.30)												$(4.17	) (oo)
Class B - basic and diluted	$—												$—	(oo)
Contango common stock - basic and diluted					$(1.20)
WEIGHTED AVERAGE COMMON SHARES/UNITS OUTSTANDING:
Class A - basic and diluted	774												43,099	(oo)
Class B - basic and diluted	—												127,536	(oo)
Contango common stock - basic and diluted					137,522

Notes to unaudited pro forma condensed combined financial statements

NOTE 1 – Basis of pro forma presentation

The pro forma financial statements have been derived from the historical financial statements of Contango and Independence. Certain of Contango’s historical amounts have been reclassified to conform to Independence’s financial statement presentation. The pro forma balance sheet as of September 30, 2021 gives effect to the Transactions as if they had occurred on September 30, 2021. The pro forma statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 give effect to the Pro Forma Transactions as if they had occurred on January 1, 2020.

The pro forma financial statements reflect pro forma adjustments that are based on available information and certain assumptions that management believes are reasonable. However, actual results may differ from those reflected in these statements. In management’s opinion, all adjustments known to date that are necessary to present fairly the pro forma information have been made. The pro forma financial statements do not purport to represent what the combined entity’s financial position or results of operations would have been if the Pro Forma Transactions had actually occurred on the dates indicated above, nor are they indicative of the Company’s future financial position or results of operations.

These pro forma financial statements should be read in conjunction with the historical financial statements, and related notes thereto, of Contango and Independence for the periods presented.

NOTE 2 – Preliminary acquisition accounting

The Transactions will be accounted for using the acquisition method of accounting for business combinations with Independence considered to be the accounting acquirer. The allocation of the preliminary estimated purchase price for Contango is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of September 30, 2021 using currently available information. Because the pro forma financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on the Company’s financial position and results of operations may differ significantly from the pro forma amounts included in this exhibit to the current report on Form 8-K/A. The Company expects to finalize its allocation of the purchase price as soon as practicable.

The preliminary purchase price allocation is subject to change as a result of several factors, including but not limited to:

•	changes in the estimated fair value of Contango’s assets acquired and liabilities assumed as of the Closing Date;

•	the tax basis of Contango’s assets and liabilities as of the Closing Date; and

•	certain of the factors described in “Risk Factors” included within the Proxy Statement/Prospectus.

The preliminary determination of consideration transferred, fair value of assets acquired and liabilities assumed that are expected to be recorded are as follows (in thousands, except exchange ratio, share, and per share data):

Consideration transferred:
Shares of Contango common stock outstanding	199,136,676
NYSE American closing price per share on December 7, 2021	$3.22

Fair value of Contango common stock	641,220

Settlement of Restricted Stock Awards	7,090
Settlement of PSU Awards	6,306
Company Stock Option Awards	—

Consideration transferred	$654,616

Fair value of assets acquired:
Cash	$3,084
Accounts receivable	101,271

Other current assets	7,372
Proved oil and natural gas properties	1,100,007
Unproven oil and natural gas properties	475
Other property, plant and equipment	1,585
Goodwill	106,523
Other noncurrent assets	10,382

Total assets acquired	1,330,699
Fair value of liabilities assumed:
Accounts payable and accrued expenses	189,731
Derivative liabilities	94,169
Long-term debt	118,000
Deferred tax liabilities, net	139,241
Asset retirement obligation	131,269
Other liabilities	3,673

Total liabilities assumed	676,083

Assets acquired and liabilities assumed	$654,616

Under the Transaction Agreement, Contango stockholders received 0.20 shares of Crescent Class A Common Stock for each share of Contango Common Stock issued and outstanding immediately prior to the Closing Date. This resulted in the Company issuing approximately 39.8 million shares of Crescent Class A Common Stock in exchange for 199.1 million outstanding shares of Contango Common Stock and 3.3 million shares of Crescent Class A Common Stock in settlement of Contango’s equity compensation awards, a portion of which will be recognized as expense in the statement of operations for the Company. As Contango Common Stock were listed and actively traded on an exchange as of the Closing Date, the trading price of Contango Common Stock was used to estimate the fair value of consideration transferred for the pro forma financial statements. The Contango Merger is intended to be non-taxable to Contango stockholders and in such case Contango’s tax basis in its assets and liabilities will carry over to the Company.

NOTE 3 – Adjustments to the pro forma financial statements

The pro forma financial statements have been prepared to illustrate the effect of the Pro Forma Transactions and have been prepared for informational purposes only.

The following pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and allows for supplemental disclosure of the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). Management has elected not to disclose Management Adjustments.

The pro forma provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.

The pro forma net loss per share amounts presented in the pro forma statements of operations are based upon the number of shares of Crescent Class A Common Stock and Crescent Class B Common Stock outstanding, assuming the Pro Forma Transactions occurred on January 1, 2020.

Pro forma balance sheet adjustments

The adjustments included in the pro forma balance sheet as of September 30, 2021 are as follows:

Reclassifications

(a)	The following reclassifications were made to conform Contango’s financial statement presentation to Independence’s financial statement presentation:

•	The reclassification of $6.8 million of Contango’s prepaid expenses to prepaid and other assets;

•	The reclassification of $0.6 million of Contango’s inventory to prepaid and other assets;

•	The reclassification of $3.6 million of Contango’s debt issuance costs to other assets; and

•	The reclassification of $1.8 million of Contango’s deposits to other assets.

Transaction Adjustments

(b)	Reflects a preliminary purchase price allocation adjustment resulting in a $658.1 million increase to Contango’s net book basis of property, plant, and equipment to record it at fair value.

(c)	Reflects preliminary purchase price allocation adjustments to record goodwill related to the acquisition of Contango.

(d)

Reflects preliminary purchase price allocation adjustments related to Contango’s right of use lease asset and lease liability. Note that the Company is an emerging growth company and its predecessor, Independence, has not yet adopted ASU 2016-02. The pro forma financial statements do not reflect an adjustment for Independence’s adoption of ASU 2016-02 as the expected impact of adoption is currently being finalized and is expected to be immaterial to the consolidated financial statements of the Company.

(e)

Reflects a $3.6 million reduction to other assets to remove capitalized debt issuance costs related to Contango’s existing long-term debt. Note that the carrying value of Contango’s long-term debt is considered to approximate fair value due to the short-term nature of interest rates for the revolving credit facility.

(f)

Reflects the impact of one-time, nonrecurring transaction costs of $25.4 million related to the Transactions. These transaction costs are based on preliminary estimates, and the final amounts and the resulting effect on Independence’s financial position may differ significantly. These incremental costs are not yet reflected in the historical September 30, 2021 consolidated balance sheets of Independence and Contango, but are reflected in the pro forma condensed combined balance sheet as an increase to accounts payable and accrued expenses as they will be expensed by Independence and Contango as incurred. These amounts do not include severance payments for restructuring activities that may occur subsequent to the consummation of the Transactions. Such costs will be recorded as an expense in the financial statements of the Company subsequent to the Transactions.

(g)	Reflects pro forma adjustments resulting in a $145.8 million increase to the net deferred tax liability for the Transactions at the estimated statutory tax rate for the combined company.

(h)	Reflects the elimination of historical equity balances of Contango and Independence in accordance with the acquisition method of accounting.

(i)	Reflects the initial capitalization of the Company, including the issuance of Crescent Class A and Class B common stock as a result of the Contango Merger and the Distribution, respectively.

(j)	Reflects the impact of one-time, nonrecurring costs of $39.3 million related to certain change in control payments made to settle Company PSU Awards of Contango that will be expensed by the Company.

The impact of pro forma adjustments on total redeemable noncontrolling interests and total shareholders’ equity are summarized below (in thousands, except share and per share data):

	Estimated Transaction Costs		Tax effects of the Transactions	Elimination of historical equity		Issuance of Crescent Class A and Class B common stock		Settlement of Company PSU Awards	Transaction Adjustments
Redeemable noncontrolling interests	$—		$—	$—		$2,204,773	(i)	$—	$2,204,773

Total redeemable noncontrolling interests	$—		$—	$—		$2,204,773		$—	$2,204,773

Members’ equity	$(9,269	) (f)	$—	$(2,155,987	) (h)	$—		$—	$(2,165,256)

	Estimated Transaction Costs			Tax effects of the Transactions			Elimination of historical equity			Issuance of Crescent Class A and Class B common stock			Settlement of Company PSU Awards			Transaction Adjustments
Contango Common Stock,	—			—			(8,045)	(h	)	—			—			(8,045)
Crescent Class A common stock	—			—			—			4	(i	)	—			4
Crescent Class B common stock	—			—			—			13	(i	)	—			13
Crescent preferred stock	—			—			—			—	(i	)	—			—
Additional paid-in capital	—			(6,571)	(g	)	(623,796)	(h	)	605,813	(i	)	39,279	(j	)	14,725
Treasury shares at cost	—			—			1,024	(h	)	—			—			1,024
Accumulated deficit	(16,123)	(f	)	—			594,576	(h	)	—			(39,279)	(j	)	539,174
Noncontrolling interests	—			—			—			—			—			—

Total shareholders’ equity	$(25,392)			$(6,571)			$(2,192,228)			$605,830			$—			$(1,618,361)

Pro forma statements of operations adjustments

The adjustments included in the pro forma statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 are as follows:

Independence Transaction Adjustments

(aa)	Reflects the impact on the pro forma statements of operations reflect for the Noncontrolling Interest Carve-out, which is summarized below (in thousands):

Noncontrolling Interest Carve-out	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Oil and condensate sales	$(7,564)	$(16,737)
Natural gas sales	(2,292)	(5,171)
Natural gas liquids sales	(1,200)	(2,321)
Midstream and other	(538)	(1,542)
Operating expense	(5,827)	(17,088)
Depreciation, depletion and amortization	(3,478)	(12,952)
Impairment and abandonment of oil and natural gas properties	—	(8,945)
Exploration expense	(3)	(14)
Midstream operating expense	(132)	(380)
General and administrative expense	(195)	(40)
Interest expense	377	1,493
Gain (loss) on derivatives	10,302	(7,631)
Other income (expense)	(5)	(16)
Income tax provision	1	1

Net income attributable to noncontrolling interests	$8,716	$7,495

(bb)	Reflects pro forma adjustments to interest expense related to the Independence Refinancing.

(cc)

Reflects the impact on the pro forma statements of operations for the reclassification from net loss attributable to noncontrolling interests to net loss attributable to members as a result of the Exchanges.

(dd)	Reflects pro forma adjustments for the Titan Acquisition as if it had been consummated on January 1, 2020, which are summarized below (in thousands):

Titan Acquisition	Year Ended December 31, 2020
Oil and condensate sales	$54,377
Natural gas sales	28,096
Natural gas liquids sales	13,849
Midstream and other	7,377
Operating expense	64,754
Depreciation, depletion and amortization	107,131
Impairment and abandonment of oil and natural gas properties	231,206

Titan Acquisition	Year Ended December 31, 2020
Exploration expense	676
General and administrative expense	531
(Gain) loss on sale of assets	652
Other income (expense)	(2,127)
Income tax provision	(22)

Net income (loss)	$(303,400)

Contango Transaction Adjustments

(ee)

Reflects adjustments to the pro forma statements of operations for the Mid-Con Acquisition and Grizzly Acquisition consummated by Contango on January 21, 2021 and February 1, 2021, respectively, which are summarized below (in thousands):

Contango Transaction Adjustments	Nine Months Ended September 30, 2021			Year Ended December 31, 2020
	Mid-Con	Grizzly	Total	Mid-Con	Grizzly	Total
Oil and condensate sales	$2,554	$4,403	$6,957	$38,024	$42,705	$80,729
Natural gas sales	48	663	712	877	3,788	4,665
Natural gas liquids sales	—	743	743	—	5,380	5,380
Midstream and other	43	—	43	(1,252)	—	(1,252)
Operating expense	1,243	1,991	3,234	28,176	41,102	69,278
Depreciation, depletion and amortization	620	793	1,413	13,867	13,117	26,984
Impairment and abandonment of oil and natural gas properties	—	—	—	19,647	—	19,647
Exploration expense	—	—	—	4,290	—	4,290
General and administrative expense	97	—	97	8,620	—	8,620
Interest expense	(327)	—	(327)	(5,137)	—	(5,137)
Gain (loss) on derivatives	(1,597)	—	(1,597)	16,036	—	16,036
Other income (expense)	—	—	—	(38)	—	(38)

Net income (loss)	$(1,239)	$3,026	$1,787	$(26,090)	$(2,346)	$(28,436)

Reclassifications

(ff)	The following reclassifications were made to conform Contango’s financial statement presentation to Independence’s financial statement presentation:

Pro forma statement of operations for the nine months ended September 30, 2021

•	The reclassification of $3.0 million of Contango’s other operating revenues to midstream and other; and

•	The reclassification of $0.5 million of Contango’s gain from sale of assets within other income (expense) to (gain) loss on sale of assets within operating expenses.

Pro forma statement of operations for the year ended December 31, 2020

•	The reclassification of $2.0 million of Contango’s other operating revenues to midstream and other; and

•	The reclassification of $4.5 million of Contango’s gain from sale of assets within other income (expense) to (gain) loss on sale of assets within operating expenses.

Transaction Adjustments

(gg)

Reflects the pro forma depletion expense calculated in accordance with the successful efforts method of accounting for oil and gas properties, which was based on the preliminary purchase price allocation.

(hh)

Reflects the impact of the Management Compensation pursuant to the Management Agreement executed by and between the Company and Manager entered into as of December 7, 2021 as further described within the current report filed on Form 8-K dated December 7, 2021.

(ii)

Reflects the impact of the Incentive Compensation pursuant to the Management Agreement executed by and between the Company and Manager on December 6, 2021 as further described within the current report filed on Form 8-K dated December 7, 2021. The amount of expense recognized in the pro forma statements of operations represents the Absolute TSR Portion and Relative TSR Portion of the Company’s Target PSUs using accelerated attribution assuming a grant date of January 1, 2020.

(jj)	Reflects the impact of one-time, nonrecurring costs of $39.3 million related to certain change in control payments made to settle Company PSU Awards of Contango that will be expensed by the Company.

(kk)

Reflects the impact of one-time, nonrecurring transaction costs of $25.4 million related to the Transactions, including advisory, legal, regulatory, accounting, valuation, and other professional fees. These transaction costs are based on preliminary estimates, and the final amounts and the resulting effect on the Company’s results of operations may differ significantly. These amounts do not include severance payments for restructuring activities that may occur subsequent to the consummation of the Transactions. Such costs will be recorded as an expense in the financial statements of the Company subsequent to the Transactions.

(ll)

Reflects the impact of the fair value adjustment to Contango’s long-term debt and write-off of debt issuance costs resulting in decreases in interest expense of $0.7 million for the nine months ended September 30, 2021 and $0.6 million for the year ended December 31, 2020.

(mm)

Reflects the income tax effect of the pro forma adjustments presented. The tax rate applied to the pro forma adjustments was the estimated combined statutory rate of 6.0%, after the effect of noncontrolling interests, for the nine months ended September 30, 2021 and for the year ended December 31, 2020. The effective rate of the Company could be significantly different (either higher or lower) depending on post-Closing activities.

(nn)

Reflects the impact of the issuance of Crescent Class A and Class B common stock as a result of the Contango Merger and the Distribution, respectively, on the allocation of net loss attributable to noncontrolling interests and net loss attributable to the Company.

(oo)	Reflects the impact of the recapitalization of the Company as a result of the Pro Forma Transactions on basic and diluted net loss per share.

The computation of the impact of the pro forma adjustments on the Company’s common stock outstanding and basic and diluted net loss per share of common stock is summarized below:

Net loss per share (in thousands, except per share data)	Nine Months Ended September 30, 2021			Year Ended December 31, 2020
	Pro Forma Combined	Crescent Class A	Crescent Class B	Pro Forma Combined	Crescent Class A	Crescent Class B
Numerator:
Pro forma net loss	$(678,112)			$(799,430)
Less: Pro forma net loss attributable to noncontrolling interests	531,361			619,613

Pro forma net loss attributable to the Company	$(146,751)	$(146,751)	$—	$(179,817)	$(179,817)	$—

Denominator:
Pro forma weighted-average shares of common stock outstanding – basic and diluted		43,099	127,536		43,099	127,536
Pro forma net loss per share of common stock – basic and diluted		$(3.40)	$—		$(4.17)	$—

NOTE 4 – Supplemental pro forma oil and natural gas reserves information

Oil and natural gas reserves

The following tables present the estimated pro forma combined net proved developed and undeveloped oil, natural gas, and NGLs reserves information as of December 31, 2020, along with a summary of changes in quantities of net remaining proved reserves for the year ended December 31, 2020. The estimates below are in certain instances presented on a “barrels of oil equivalent or “Boe” basis. To determine Boe in the following tables, natural gas is converted to a crude oil equivalent at the ratio of six Mcf of natural gas to one barrel of crude oil equivalent.

The following estimated pro forma oil and natural gas reserves information is not necessarily indicative of the results that might have occurred had the Pro Forma Transactions been completed on January 1, 2020 and is not intended to be a projection of future results. Independence Transaction Adjustments reflect adjustments to oil and natural gas reserves information for the Noncontrolling Interest Carve-out and the Titan Acquisition. Specifically, (i) the Titan Acquisition results in positive reserve additions as of December 31, 2019, with an offsetting decrease to purchases of reserves in place during the year ended December 31, 2020 and (ii) the Noncontrolling Interest Carveout results in negative adjustments as of December 31, 2019 to account for the reduction in reserves that occurred when certain non-controlling interests in our subsidiaries were redeemed in exchange for a proportionate interest in our subsidiaries’ oil and gas properties and associated reserves. In each case these transactions resulted in corresponding adjustments to the Standardized Measure as set forth in tables further below. Contango Transaction Adjustments reflect adjustments to oil and natural gas reserves information for the Mid-Con Acquisition and the Grizzly Acquisition. Each of these adjustments are further discussed within Note 3 – Adjustments to the pro forma financial statements. Future results may vary significantly from the results reflected because of various factors, including those discussed in “Risk Factors” beginning on page 51 of the Proxy Statement/Prospectus.

Because the Titan Acquisition was completed prior to December 31, 2020, the proved reserves attributable to the Titan Acquisition as of December 31, 2020 were prepared by Independence’s reserve engineers. The reports of Independence’s reserve engineers, which include (as applicable) reserve estimates attributable to the properties acquired in the Titan Acquisition, are filed as exhibits to the Registration Statement on Form S-4 filed by the Company on July 26, 2021 and as amended thereafter on September 13, 2021 and October 8, 2021. The proved reserves attributable to the Noncontrolling Interest Carve-out were prepared by Independence’s management team based on an arithmetic calculation that accounted for the proportionate exchange of oil and natural gas interests involved in such transactions.

	Oil and Condensate (MBbls)
	Independence (Historical)	Independence Transaction Adjustments		Independence As Adjusted	Contango (Historical)	Contango Transaction Adjustments	Contango As Adjusted	Pro Forma Combined
		Noncontrolling Interest Carve-out	Titan Acquisition
Proved Developed and Undeveloped Reserves as of:
December 31, 2019	211,533	(8,612)	29,045	231,966	19,085	47,609	66,694	298,660
Extensions, discoveries, and other additions	4,088	(168)	—	3,920	2,074	40	2,114	6,034
Sale of reserves in place	—	—	—	—	(142)	—	(142)	(142)
Purchases of reserves in place	22,409	—	(22,409)	—	—	—	—	—
Revisions of previous estimates	(57,708)	2,317	(4,743)	(60,134)	(6,339)	(15,671)	(22,010)	(82,144)
Production	(13,132)	448	(1,893)	(14,577)	(1,674)	(2,259)	(3,933)	(18,510)

December 31, 2020	167,190	(6,015)	—	161,175	13,004	29,719	42,723	203,898

Proved Developed Reserves as of:
December 31, 2019	103,728	(4,270)	11,688	111,146	9,819	37,556	47,375	158,521
December 31, 2020	92,024	(3,359)	—	88,665	7,166	26,127	33,293	121,958
Proved Undeveloped Reserves as of:
December 31, 2019	107,805	(4,342)	17,357	120,820	9,266	10,053	19,319	140,139
December 31, 2020	75,166	(2,656)	—	72,510	5,838	3,592	9,430	81,940

	Natural Gas (MMcf)
	Independence (Historical)	Independence Transaction Adjustments		Independence As Adjusted	Contango (Historical)	Contango Transaction Adjustments	Contango As Adjusted	Pro Forma Combined
		Noncontrolling Interest Carve-out	Titan Acquisition
Proved Developed and Undeveloped Reserves as of:
December 31, 2019	1,161,239	(51,330)	387,838	1,497,747	131,300	43,085	174,385	1,672,132
Extensions, discoveries, and other additions	21,479	(608)	—	20,871	423	99	522	21,393
Sale of reserves in place	—	—	—	—	(4,754)	—	(4,754)	(4,754)
Purchases of reserves in place	196,840	—	(196,840)	—	—	—	—	—
Revisions of previous estimates	(478,153)	21,347	(172,682)	(629,488)	(23,520)	(14,980)	(38,500)	(667,988)
Production	(78,541)	2,912	(18,316)	(93,945)	(18,967)	(7,516)	(26,483)	(120,428)

December 31, 2020	822,864	(27,679)	—	795,185	84,482	20,688	105,170	900,355

Proved Developed Reserves as of:
December 31, 2019	870,491	(38,467)	187,372	1,019,396	122,691	35,964	158,655	1,178,051
December 31, 2020	748,496	(26,491)	—	722,005	82,788	20,688	103,476	825,481
Proved Undeveloped Reserves as of:
December 31, 2019	290,748	(12,863)	200,466	478,351	8,609	7,121	15,730	494,081
December 31, 2020	74,368	(1,188)	—	73,180	1,694	—	1,694	74,874

	NGLs (MBbls)
	Independence (Historical)	Independence Transaction Adjustments		Independence As Adjusted	Contango (Historical)	Contango Transaction Adjustments	Contango As Adjusted	Pro Forma Combined
		Noncontrolling Interest Carve-out	Titan Acquisition
Proved Developed and Undeveloped Reserves as of:
December 31, 2019	61,126	(2,598)	24,984	83,512	11,764	5,513	17,277	100,789
Extensions, discoveries, and other additions	603	(23)	—	580	184	16	200	780
Sale of reserves in place	—	—	—	—	(238)	—	(238)	(238)
Purchases of reserves in place	18,952	—	(18,952)	—	—	—	—	—
Revisions of previous estimates	(20,279)	844	(4,785)	(24,220)	(3,294)	(2,355)	(5,649)	(29,869)
Production	(5,078)	176	(1,247)	(6,149)	(1,262)	(408)	(1,670)	(7,819)

December 31, 2020	55,324	(1,601)	—	53,723	7,154	2,766	9,920	63,643

Proved Developed Reserves as of:
December 31, 2019	48,997	(2,102)	11,799	58,694	10,484	4,140	14,624	73,318
December 31, 2020	44,307	(1,368)	—	42,939	6,595	2,766	9,361	52,300
Proved Undeveloped Reserves as of:
December 31, 2019	12,129	(496)	13,185	24,818	1,280	1,373	2,653	27,471
December 31, 2020	11,017	(233)	—	10,784	559	—	559	11,343

	Total (Mboe)
	Independence (Historical)	Independence Transaction Adjustments		Independence As Adjusted	Contango (Historical)	Contango Transaction Adjustments	Contango As Adjusted	Pro Forma Combined
		Noncontrolling Interest Carve-out	Titan Acquisition
Proved Developed and Undeveloped Reserves as of:
December 31, 2019	466,199	(19,765)	118,669	565,103	52,731	60,303	113,034	678,137
Extensions, discoveries, and other additions	8,271	(293)	—	7,978	2,328	72	2,400	10,378
Sale of reserves in place	—	—	—	—	(1,172)	—	(1,172)	(1,172)
Purchases of reserves in place	74,168	—	(74,168)	—	—	—	—	—
Revisions of previous estimates	(157,680)	6,721	(38,308)	(189,267)	(13,552)	(20,523)	(34,075)	(223,342)
Production	(31,300)	1,107	(6,193)	(36,386)	(6,097)	(3,919)	(10,016)	(46,402)

December 31, 2020	359,658	(12,230)	—	347,428	34,238	35,933	70,171	417,599

Proved Developed Reserves as of:
December 31, 2019	297,808	(12,782)	54,716	339,742	40,752	47,690	88,442	428,184
December 31, 2020	261,079	(9,143)	—	251,936	27,558	32,341	59,899	311,835
Proved Undeveloped Reserves as of:
December 31, 2019	168,391	(6,983)	63,953	225,361	11,979	12,613	24,592	249,953
December 31, 2020	98,579	(3,087)	—	95,492	6,680	3,592	10,272	105,764

Standardized measure of discounted future net cash flows

The following tables present the estimated pro forma standardized measure of discounted future net cash flows (the “pro forma standardized measure”) at December 31, 2020. The pro forma standardized measure information set forth below gives effect to the Pro Forma Transactions as if they had been completed on January 1, 2020. Independence Transaction Adjustments reflect adjustments to the standardized measure of discounted future net cash flows for the Titan Acquisition and the Noncontrolling Interest Carve-out. Contango Transaction Adjustments reflect adjustments to the standardized measure of discounted future net cash flows for the Mid-Con Acquisition and Grizzly Acquisition. Transaction Adjustments reflect adjustments related to the tax restructuring of the Company resulting from the Transactions. Each of these adjustments are further discussed within Note 3 – Adjustments to the pro forma financial statements. The disclosures below were determined by referencing the “Standardized Measure of Discounted Future Net Cash Flows” reported in Contango’s Annual Report on Form 10-K for the year ended December 31, 2020 and Independence’s combined and consolidated financial statements for the year ended December 31, 2020 included within the Proxy Statement/Prospectus. An explanation of the underlying methodology applied, as required by SEC regulations, can be found within the respective annual financial statements. The calculations assume the continuation of existing economic, operating and contractual conditions at December 31, 2020.

Therefore, the following estimated pro forma standardized measure is not necessarily indicative of the results that might have occurred had the Pro Forma Transactions been completed on January 1, 2020 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in “Risk Factors” beginning on page 51 within the Proxy Statement/Prospectus.

The pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2020 is as follows:

	(in thousands)
	Independence (Historical)	Independence Transaction Adjustments		Independence As Adjusted	Contango (Historical)	Contango Transaction Adjustments	Contango As Adjusted	Transaction Adjustments	Pro Forma Combined
		Noncontrolling Interest Carve-out	Titan Acquisition
Future cash inflows	$8,232,932	$(299,284)	$—	$7,933,648	$721,395	$1,090,504	$1,811,899	$—	$9,745,547
Future production costs	(4,280,563)	151,983	—	(4,128,580)	(411,069)	(648,585)	(1,059,654)	—	(5,188,234)
Future development costs(1)	(1,353,957)	47,779	—	(1,306,178)	(101,723)	(91,286)	(193,009)	—	(1,499,187)
Future income taxes	(30,155)	1,102	—	(29,053)	(18,901)	(44,156)	(63,057)	(261,323)	(353,433)

Future net cash flows	2,568,257	(98,420)	—	2,469,837	189,702	306,477	496,179	(261,323)	2,704,693
Annual discount of 10% for estimated timing of cash flows	(1,240,397)	49,170	—	(1,191,227)	(74,115)	(148,385)	(222,500)	101,776	(1,311,951)

Standardized measure of discounted future net cash flows	$1,327,860	$(49,250)	$—	$1,278,610	$115,587	$158,092	$273,679	$(159,547)	$1,392,742

(1)	Future development costs include future abandonment and salvage costs.

Changes in standardized measure

The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the year ended December 31, 2020 are as follows:

	(in thousands)
	Independence (Historical)	Independence Transaction Adjustments		Independence As Adjusted	Contango (Historical)	Contango Transaction Adjustments	Contango As Adjusted	Transaction Adjustments	Pro Forma Combined
		Noncontrolling Interest Carve-out	Titan Acquisition
Beginning of year	$3,110,848	$(128,398)	$617,932	$3,600,382	$257,842	$442,434	$700,276	$(457,640)	$3,843,018
Net change in prices and production costs	(1,184,939)	47,708	(215,008)	(1,352,239)	(78,046)	(244,343)	(322,389)	—	(1,674,628)
Net change in future development costs	160,465	(6,545)	209	154,129	9,360	80,460	89,820	—	243,949

	(in thousands)
	Independence (Historical)	Independence Transaction Adjustments		Independence As Adjusted	Contango (Historical)	Contango Transaction Adjustments	Contango As Adjusted	Transaction Adjustments	Pro Forma Combined
		Noncontrolling Interest Carve-out	Titan Acquisition
Sales and transfers of oil and natural gas produced, net of production expenses	(290,053)	10,078	(104,284)	(384,259)	(68,787)	(22,992)	(91,779)	—	(476,038)
Extensions, discoveries, additions and improved recovery, net of related costs	31,688	(1,273)	—	30,415	4,729	1,588	6,317	—	36,732
Purchase of reserves in place	176,480	—	(176,480)	—	—	—	—	—	—
Revisions of previous quantity estimates	(887,395)	37,936	(176,026)	(1,025,485)	(48,609)	(115,676)	(164,285)	—	(1,189,770)
Previously estimated development costs incurred	32,873	(1,160)	5,202	36,915	—	3,773	3,773	—	40,688
Net changes in taxes	19,350	(850)	3,132	21,632	17,922	(23,134)	(5,212)	343,857	360,277
Sale of reserves	—	—	—	(3,259)	—	(3,259)	—	(3,259)
Accretion of discount	283,954	(11,695)	62,106	334,365	28,655	44,243	72,898	(45,764)	361,499
Change in the timing and other	(125,411)	4,949	(16,783)	(137,245)	(4,220)	(8,261)	(12,481)	—	(149,726)

End of year	$1,327,860	$(49,250)	$—	$1,278,610	$115,587	$158,092	$273,679	$(159,547)	$1,392,742